UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 29, 2005

MERITAGE HOMES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8501 E. Princess Drive, Suite 290, Scottsdale, Arizona	85255

(Address of Principal Executive Offices)	(Zip Code)

(480) 609-3330

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-10.1

Item 1.01. Entry Into a Material Definitive Agreement

     On April 29, 2005, Meritage Homes Corporation (the “Company”) completed the Sixth Amendment (the “Sixth Amendment”) to its $400 million unsecured revolving credit facility, dated as of December 12, 2002 among the Company, Guaranty Bank, as Administrative Agent and Swing Line Lender, JPMorgan Chase Bank, N.A., as Syndication Agent, Bank of America, N.A., as Documentation and the other lenders party thereto (as amended, the “Credit Agreement”). The Sixth Amendment lowers the interest rate pricing matrix, depending on the Company’s leverage ratio, extends the scheduled maturity date by two years to May 3, 2009, increases the amount of the facility increase that the Company may request from $50 million to $200 million and modifies certain covenants and definitions in the Credit Agreement.

     This description of the Sixth Amendment is not complete and is qualified in its entirety by the full text of such document, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(c	)	Exhibits

10.1		Sixth Amendment to Credit Agreement, dated April 29, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2005

MERITAGE HOMES CORPORATION
/s/ Larry W. Seay
By: Larry W. Seay
Chief Financial Officer, Vice President and Secretary